FOR IMMEDIATE RELEASE

                 RECOMMENDED OFFER BY NTL FOR VIRGIN MOBILE

London, England, April 4, 2006 - NTL Incorporated (NASDAQ: NTLI) ("ntl") and the Independent Board of Virgin Mobile Holdings (UK) plc ("Virgin Mobile") are pleased to announce that they have reached agreement on the terms of a cash offer, with a share alternative offer and a share and cash alternative offer, to be made by ntl and one of its wholly owned subsidiaries to acquire the entire share capital of Virgin Mobile (the "Offer"). Full details of the Offer are detailed in an announcement made today in the United Kingdom under Rule 2.5 of the U.K. Takeover Code.

Under the Offer, Virgin Mobile Shareholders can elect for:

(1)  372 pence in cash for each Virgin Mobile share; or

(2) the share alternative of 0.23245 shares of ntl common stock for each Virgin Mobile share, valued at 389p per share based on the closing price of ntl's common stock and the $/(pound) exchange rate at 3 April 2006; or

(3) the share and cash alternative of 0.18596 shares of ntl common stock, valued at 311p per Virgin Mobile share based on the closing price of ntl's common stock and the $/(pound) exchange rate at 3 April 2006, plus 67 pence in cash, for each Virgin Mobile share.

The Cash Offer values Virgin Mobile at approximately (pound)962.4 million.

Virgin Group Investments Limited ("Virgin Group"), which beneficially owns approximately 71.2 per cent. of Virgin Mobile's shares, and Virgin Entertainment Investments Holdings Limited ("Virgin Entertainment"), have irrevocably undertaken, irrespective of whether any higher competing bid is made, to elect in full for the share and cash alternative. Other Virgin Mobile shareholders, who hold an additional
0.82 per cent. of Virgin Mobile's shares, have also irrevocably undertaken to accept the Offer.

Virgin Mobile is the UK's leading mobile virtual  network  operator with
4.3 million customers. Virgin Mobile uses the T-Mobile network for the transmission of its traffic. For the last twelve months ended September 30, 2005, Virgin Mobile had total revenues, under IFRS, of (pound)539 million. Virgin Mobile does not operate outside of the United Kingdom, and does not own Virgin Mobile in the United States or in other countries.

ntl is also entering into a long-term exclusive license agreement with Virgin Enterprises Limited under which its existing license to use certain Virgin trade marks within the United Kingdom and Ireland in respect of its internet business will be extended to television, fixed line telephony and, upon completion of the acquisition of Virgin Mobile, mobile telephony, as well as the acquisition and branding of sports, movies and other premium television content and the branding and sale of certain communications equipment, such as set top boxes and cable modems. The agreement will provide for an annual royalty of 0.25% of relevant consumer revenues, subject to a minimum annual royalty of (pound)8.5 million (the royalty would have been approximately (pound)9 million based on 2005 revenues including Virgin Mobile and Virgin.Net). ntl will also have the right to adopt a corporate name that includes the Virgin name. In connection with the agreement, Virgin Enterprises will have the right to propose a candidate to serve as a director of ntl, and it will also have the right to nominate a senior marketing executive as an ntl employee. Pursuant to the U.K. Takeover Code, the license agreement is subject to approval by a majority of the Virgin Mobile shareholders who are not affiliated with the Virgin Group. ntl expects to commence the proposed re-branding within 12 months of the license agreement becoming unconditional.

Closely following the merger of ntl and Telewest to create the UK's leading triple-play provider, ntl's combination with Virgin Mobile and the proposed re-branding of its combined consumer businesses with the Virgin brand represents an important milestone in ntl's history. ntl believes the combination and re-branding of its combined consumer operations will deliver wide-ranging strategic and financial benefits to shareholders. In particular, ntl believes that the combination with Virgin Mobile and the re-branding of the combined consumer operations with the Virgin brand will:

o     help  transform  it  from  the  UK's  leading   triple-play  cable
      provider  into  a  national   entertainment   and   communications
      company, harnessing the powerful Virgin consumer champion brand

o enhance ntl as a scale competitor in the UK, enabling ntl to compete more effectively with the large incumbents in the UK telecommunications market. In addition, the extension of ntl's product suite to include mobility will, ntl believes, provide a strong platform for innovation and development of innovation converged products, such as converged fixed and mobile telephony devices, and video and voice services

o appeal to existing and new consumers by offering a wide range of high quality communications services from a single provider, with the unique flavour and customer focus of the Virgin brand

o allow it to extend its expertise in bundling and cross-selling communications products to mobile telephony

o     provide potential for revenue synergies:

     o    increasing   penetration   and  reducing   customer  churn  by
          providing an appealing product suite under the Virgin brand

     o increasing average revenue per user through the effective cross-selling of mobile services into customer homes serviced by ntl, and triple-play services to Virgin Mobile subscribers

o not materially affect ntl's current leverage. Other potential benefits anticipated include savings on some of the re-branding costs ntl may have incurred had it rebranded under a newly created brand, and the use of certain existing capital allowances to offset Virgin Mobile taxable income

Virgin Mobile will retain its existing brand and will continue to be based in the UK. Virgin Mobile's operating business will continue to be led by members of Virgin Mobile's current management team, and it is intended that a marketing director from Virgin will join ntl, bringing Virgin's brand expertise to the ntl management team.

The Offer will be implemented through a U.K. Scheme of Arrangement. After receiving court approval to hold a shareholder meeting, Virgin Mobile shareholders will be asked at a meeting of shareholders to approve the Scheme of Arrangement. The court will then be asked to confirm the fairness of the Scheme. The Scheme will be structured so that the ntl shares issued in the Scheme will be exempt from registration under the U.S. Securities Act of 1933, as amended. Completion of the Scheme is expected in late June 2006. The Offer is subject to competition authority approval in the United Kingdom and is also subject to the shareholder vote described above relating to the license agreement. The Offer is not subject to approval by ntl shareholders.

ntl will finance the cash portion of the Offer (approximately (pound)414 million, assuming that all of the shareholders other than those affiliated with the Virgin Group take cash), the refinancing of Virgin Mobile's outstanding indebtedness (approximately (pound)193 million as at September 30, 2005) and transactional expenses through (pound)475 million of additional bank borrowings committed under its existing facility and cash on hand.

The Independent Board of Virgin Mobile, who have been so advised by Morgan Stanley & Co. Limited, consider the terms of the Offer to be fair and reasonable. In providing advice to the Independent Board, Morgan Stanley & Co. Limited has taken into account the commercial assessments of the Independent Board. The Independent Board of Virgin Mobile has indicated to ntl that it intends unanimously to recommend that the Virgin Mobile shareholders vote in favor of the Scheme at the appropriate meetings, as the Independent Directors have undertaken to do in respect of all their own beneficial holdings of Virgin Mobile shares. Virgin Mobile shareholders considering making an election for the share alternative or for the share and cash alternative are referred to the investment considerations that will be set out in the Scheme document. The decision as to whether Virgin Mobile shareholders make an election for the share alternative or for the share and cash alternative will depend on their individual circumstances. If Virgin Mobile shareholders are in any doubt as to the action they should take, they should seek their own financial advice from an independent financial advisor.

The affiliates of Virgin Group who will receive ntl stock in the share and cash offer have agreed to: (a) limit (with the restriction relaxing on a staged basis) the disposition of their ntl shares over 18 months; and (b) certain limitations on their conduct as ntl shareholders. They have also received certain registration rights under the U.S. securities laws.

Commenting on the Offer, James Mooney, Executive Chairman of ntl, said:

"We are delighted to announce the recommended Offer and the brand licensing with Virgin today, which not only delivers mobile capability to our product bundle but also gives us access to a leading consumer brand. It truly is a step-change transaction not only for ntl but for the media sector as a whole in the UK.

Central to today's announcement is our strong belief that offering a quad-play underpins true media convergence, and offering high quality communications services will, we believe, appeal to existing subscribers of the enlarged business as well as new customers. There is a natural appeal for mobile, telephony, broadband and television content and ntl is now truly unique in its mass market product offering."

Commenting on the Offer, Charles Gurassa, Chairman of Virgin Mobile, said:

"After  careful  consideration,  the  Independent  Directors  of  Virgin
Mobile intend to recommend ntl's Offer to shareholders. This Offer reflects the strong operational and financial performance of Virgin Mobile and represents an excellent opportunity for Virgin Mobile shareholders to realise the significant increase in shareholder value since flotation. We believe this Offer is in the best interests of Virgin Mobile's shareholders, customers and employees."

Goldman Sachs & Co. acted as financial advisor to ntl, and provided a fairness opinion as to the consideration in the Offer to the ntl board. Morgan Stanley & Co. Limited acted as financial advisor to Virgin Mobile. Fried Frank Harris Shriver & Jacobson LLP and Ashurst acted as counsel to ntl. Allen & Overy LLP acted as counsel to the Independent Board of Virgin Mobile. Herbert Smith LLP acted as counsel to Virgin Group Investments Limited.

ENQUIRIES:

ntl
Richard Williams                                        Tel: +44 (0)20 7299 5479
                                                        richard.williams@ntl.com

Buchanan Communications (PR Adviser to ntl)
Mark Edwards/Jeremy Garcia                              Tel: +44 (0)20 7466 5000

Goldman Sachs & Co. (Financial Adviser to ntl)
Alain Carrier                                           Tel: +44 (0)20 7774 1000

Virgin Mobile
Steven Day or Mike Thomas                               Tel: +44 (0)20 7484 4300

Morgan Stanley & Co. Limited (Financial Adviser to
Virgin Mobile)
Justin Manson or Scott Bruckner                         Tel: +44 (0)20 7425 8000

Investec Bank (UK) Limited (Corporate
Broker to Virgin Mobile)
Chris Godsmark                                          Tel: +44 (O)20 7597 5051

JP Morgan Cazenove (Corporate Broker to
Virgin Mobile)
Arjun Khullar                                           Tel: +44 (O)20 7155 8642

Finsbury (PR Adviser to Virgin Mobile)
James Murgatroyd or Don Hunter                          Tel: +44 (0)20 7251 3801

A conference call and webcast for analysts and investors regarding the Offer will be held today at 2 p.m. UK time/ 9 a.m. Eastern Standard Time (UK: +44 20 7365 8426, US: +1 617 597 5341, participant code:
ntl). The presentation can also be accessed live via webcast on ntl's website, www.ntl.com/investors. The teleconference replay will be available for one week beginning approximately two hours after the end of the call and will be available until Tuesday, 11 April 2006. The dial-in replay number for the US is: +1 617 801 6888 and the international dial-in replay number is: +44 (0) 207 365 8427, pass code: 98450630.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for ntl and the Cash Offeror and no one else in connection with the Offer and will not be responsible to anyone other than ntl and the Cash Offeror for providing the protections afforded to its customers or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

Morgan Stanley & Co. Limited is acting exclusively for Virgin Mobile and no one else in connection with the Offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its clients or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

Investec Bank (UK) Limited is acting exclusively for Virgin Mobile and no one else in connection with the Offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its clients or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

JP Morgan Cazenove is acting exclusively for Virgin Mobile and no one else in connection with the Offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its clients or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

FURTHER INFORMATION ON THE OFFER

The availability of the Offer to Virgin Mobile Shareholders who are not resident in the United Kingdom and the United States may be affected by the laws of relevant jurisdictions. Virgin Mobile Shareholders who are not resident in the United Kingdom or the United States will need to inform themselves about and observe any applicable requirements.

Any securities that are offered pursuant to the Offer described in this announcement have not been and will not be registered under the applicable securities laws of Australia, Canada or Japan. Accordingly, any such securities may not be offered, sold or delivered, directly or indirectly, in or into Australia, Canada or Japan except pursuant to exemptions from applicable requirements of such jurisdictions.

The Offer will be subject to the applicable rules and regulations of the UKLA, the London Stock Exchange and the City Code. In addition, the Offer will be subject to the applicable requirements of the United States federal and state securities laws and the applicable rules and regulations of NASDAQ (except to the extent exempt from such requirements).

Virgin Mobile Shareholders should read any prospectus that may be filed by ntl with the SEC, because any such prospectus will contain important information. Investors may obtain a free copy of any prospectus, if and when it becomes available, and other documents filed by ntl with the SEC, at the SEC's website at http://www.sec.gov. Free copies of any prospectus, if and when it becomes available, may be obtained by directing a request to ntl Incorporated, 9098 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations. If the Offer proceeds by way of scheme of arrangement, however, it is anticipated that no prospectus would be required because the transaction would be exempt from registration under the US Securities Act of 1933, as amended, pursuant to section 3(a)(10) thereof, in which case this fact will be disclosed in the scheme document sent to all Virgin Mobile Shareholders.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CITY CODE

Under the provisions of Rule 8.3 of the City Code, if any person is, or becomes, "interested" (directly or indirectly) in 1 per cent. or more of any class of "relevant securities" of ntl, the Cash Offeror or of Virgin Mobile, all "dealings" in any "relevant securities" of that company (including by means of an option in respect of, or a derivative referenced to, any such "relevant securities") must be publicly disclosed by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant transaction. This requirement will continue until the date on which the Offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the "offer period" otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an "interest" in "relevant securities" of ntl, the Cash Offeror or Virgin Mobile, they will be deemed to be a single person for the purpose of Rule 8.3. Under the provisions of Rule 8.1 of the City Code, all "dealings" in "relevant securities" of ntl, the Cash Offeror or of Virgin Mobile by ntl, the Cash Offeror or Virgin Mobile, or by any of their respective "associates", must be disclosed by no later than 12.00 noon (London time) on the Business Day following the date of the relevant transaction. A disclosure table, giving details of the companies in whose "relevant securities" "dealings" should be disclosed, and the number of such securities in issue, can be found on the Panel's website at www.thetakeoverpanel.org.uk. "Interests in securities" arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in price of securities. In particular, a person will be treated as having an "interest" by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the City Code, which can also be found on the Panel's website. If you are in any doubt as to whether or not you are required to disclose a "dealing" under Rule 8, you should consult the Panel.

FORWARD LOOKING STATEMENTS

Certain statements in this document regarding the proposed transaction between ntl and Virgin Mobile, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Virgin Mobile's or ntl's future expectations, beliefs, goals or prospects constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", and similar expressions or statements that are not historical facts, in each case as they relate to ntl and Virgin Mobile, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements. In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of ntl and
Virgin Mobile. These include: (1) the failure to obtain and retain expected synergies from the integration of legacy ntl and legacy
Telewest Global and the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the integration of legacy ntl and legacy Telewest Global and the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in the 2005 Form 10-K for NTL Holdings Inc. (fka NTL Incorporated). For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to ntl and NTL Holdings Inc.'s most recent Form 10-K, 10-Q and 8-K reports.